Premier Alliance to Offer Cutting-Edge Cyber-Security Services Through Acquisition of Root9B

Charlotte, NC – November 25, 2013 - Premier Alliance Group, Inc., (OTCQB: PIMO) a leading provider of business performance, compliance and energy management solutions, acquired  root9B LLC, a cyber-security company that supports Federal Government and commercial companies globally. Premier Alliance purchased the company in a cash and stock transaction.

With offices in Colorado and Texas, root9B is an internationally recognized leader in all areas of cyber-security assessment. The professionals of root9B hail from governmental and law enforcement services, and they have decades of experience in advanced offensive and defensive technical security operations supporting both U.S. government and private-sector clients. The company combines the latest in security technology with defensive tactics development and extensive mission experience.  The Company has a strong track record of helping its clients stay ahead of potential cyber threats, and operates in an estimated total addressable market of approximately $20 billion annually.

“Cyber-security vigilance has become a critical component in providing solutions for improving productivity, mitigating risk and maximizing profits for our customers, ,” said Mark Elliott, CEO of Premier Alliance. “The services root9B provides, from vulnerability assessment to network testing and defense, are vital to our clients in both our Energy and Business Performance divisions.  Root9B will be a key enhancement to Premier Alliance’s value proposition as cyber-security has a direct impact on risk and profitability.”

“We are excited to be a part of Premier Alliance,” said Eric Hipkins, chairman and CEO of root9B. “Premier Alliance’s reputation in delivering the best solutions in compliance and business performance complements the expertise our cyber-security professionals bring. We believe Premier’s ability to help grow our business will be beneficial to Premier shareholders, current and future clients, and the current employees of root9B.  We couldn’t be more excited about the future.”

Root9B will continue to offer the following core services as a unit of Premier Alliance:

- Vulnerability Assessment
- Penetration Testing
- Network Defense Operations
- Computer Forensics
- Evidence & Data Collection
- Forensic Data Analysis
- Mobile Forensics
- Compliance Testing
- Data Breach Prevention & Remediation
- Cyber Policy Assessment & Design
- Curriculum Development
- Cyber Exercise Development
- Malware Analysis & Reverse Engineering
- Computer Network Operations

About Premier Alliance Group, Inc.

Premier Alliance Group, Inc. (OTCQB: PIMO) is a leading provider of business performance, compliance and energy management solutions with a focus on results that improve productivity, mitigate risk and maximize profits. Premier currently has two major delivery verticals, the Business Solutions Group which capabilities encompass Governance, Risk & Compliance (GRC), operational risk, and business performance & technology; and the Energy and Sustainability Group which designs, engineers and installs disparate solutions and technologies that enable clients to reduce their energy costs and carbon footprint.  Premier Alliance is headquartered in Charlotte, NC.  For more information, visit www.premieralliance.com.

About Root9B, LLC.

Root9B is a dynamic provider of cyber security and advanced technology training capabilities, operational support and consulting services. Root9B’s personnel are internationally recognized and trusted providers of advanced cyber solutions, satisfying requirements for missions and enterprises globally.  With offices currently in Colorado Springs, Colorado, and San Antonio, Texas, root9B services US Government and commercial organizations around the world.  Their services range from cyber operations assessments, analysis and testing, to complete cyber training, forensics, exploitation, and strategic defense planning.  Root9B’s personnel are nationally recognized providers of cyber services across the Defense, Civil, Intelligence and Commercial communities achieving strategic cyber requirements for missions and enterprises globally.

Safe Harbor Statement

Certain information contained in this press release may be forward-looking. Actual results might differ materially from any forward-looking statements contained in this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of Premier Alliance Group to be materially different from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates" or "plans" to be uncertain and forward-looking.

Investor Contact:
Merriman Capital, Inc.
Douglas Rogers
Managing Director
drogers@merrimanco.com